Exhibit 24

			POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints the President and Chief Executive Officer, the Chief Financial officer, and the Chief Legal Officer and Secretary of EyePoint Pharmaceuticals, Inc. (the "Company"), signing singly, and with full power of substitution, each as the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or a director of the Company, the undersigned's application for EDGAR Access with the United States Securities and Exchange Commission (Form ID application);

	(2)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or a director of the company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(3)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to (A) complete and execute any such Forms 3, 4, or 5, (B) complete and execute any amendment or amendments thereto, and (C) timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of January, 2025.


				/s/ Reginald J. Sanders, M.D.
				____________________
				Signature

				Reginald J. Sanders, M.D.
				____________________
	 			Print Name